Exhibit 99.1

NeurAxis Appoints Timothy Henrichs as Chief Financial Officer

CARMEL, Ind., Jan. 31, 2024 (GLOBE NEWSWIRE) — NeurAxis, Inc. (NYSE American: NRXS) (“NeurAxis” or the “Company”), a medical technology company commercializing neuromodulation therapies that address chronic and debilitating conditions in children and adults, today announced the appointment of Timothy Henrichs as Chief Financial Officer (CFO), effective February 5, 2024. As part of his appointment, Mr. Henrichs has resigned as an independent director on the board of NeurAxis (the “Board”).

“We are thrilled to announce Tim as the new Chief Financial Officer of NeurAxis,” said Brian Carrico, President and Chief Executive Officer of NeurAxis. “His extensive experience will be highly valuable as we continue to move forward with our strategic commercialization activities in 2024 and beyond.”

Mr. Henrichs brings over 20 years of global leadership experience across several industries, including healthcare, home improvement, retail, software and education. Most recently, Mr. Henrichs served as the Chief Financial Officer of Renovo Home Partners since 2022. He also served as the Executive Vice President and Chief Financial Officer of Follett Corporation from 2008 to 2022 and Global Controller of General Electric Company’s Healthcare Clinical Systems division responsible for the manufacture and distribution of medical devices to the ultrasound, patient monitoring and anesthesiology markets from 2005 to 2008 in addition to leadership positions at Federal Signal Corporation and Ernst & Young LLP. Mr. Henrichs earned his bachelor’s degree in accounting from the University of Notre Dame and is a Certified Public Accountant with an inactive license in the State of Illinois.

“I am excited to be joining NeurAxis as its Chief Financial Officer,” said Tim Henrichs. “It is an incredible opportunity to join the Company especially at such a pivotal point in its growth. I look forward to being part of the team and the mission to improve patient outcomes in the field of disorders of the gut-brain interaction.”

As approved by the Board and consistent with Section 711(a) of the NYSE American Company Guide, the Company will be issuing 100,000 shares of common stock to Mr. Henrichs outside of the Company’s equity incentive plans as an inducement material to Mr. Henrichs becoming an employee of the Company.

About NeurAxis, Inc.

NeurAxis, Inc., is a medical technology company focused on neuromodulation therapies to address chronic and debilitating conditions in children and adults. NeurAxis is dedicated to advancing science and leveraging evidence-based medicine to drive adoption of its IB-Stim™ therapy, which is its proprietary Percutaneous Electrical Nerve Field Stimulation (PENFS) technology, by the medical, scientific, and patient communities. IB-Stim™ is FDA cleared for functional abdominal pain associated with irritable bowel syndrome (IBS) in adolescents 11-18 years old. Additional clinical trials of PENFS in multiple pediatric and adult conditions with large unmet healthcare needs are underway. For more information, please visit http ://neuraxis.com/.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are a number of important factors that could cause actual results, developments, business decisions or other events to differ materially from those contemplated by the forward-looking statements in this press release. These factors include, among other things, the conditions in the U.S. and global economy, the trading price and volatility of the Company’s stock, public health issues or other events, the Company’s compliance with applicable laws, the results of the Company’s clinical trials and perceptions thereof, as well as factors described in the Risk Factors section of NeurAxis’s public filings with the Securities and Exchange Commission (SEC). Because forward- looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable law, the Company undertakes no obligation to update or revise these statements, whether as a result of any new information, future events, and developments or otherwise.

Contacts:

Company

NeurAxis, Inc.

info@neuraxis.com

Investor Relations

Gilmartin Group

IR@neuraxis.com